UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)

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April 3, 2009

**** IMPORTANT ****

Dear Perficient Shareholder:

Please find enclosed proxy voting instructions previously sent relating to the Annual Meeting which will be held at the Company’s headquarters located at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746 on April 24, 2009 at 9:00 a.m. local time.

We are sending you this reminder notice because we show that your shares are currently not voted and to alert you to the fact that your shares cannot be represented on proposal #2 unless you specifically vote your shares on that proposal.

Proposal #2 is the approval of our 2009 Long Term Incentive Plan, and the Board of Directors believes that the Incentive Plan is essential for the ongoing success of the Company and its ability to recruit, retain and reward key employees.  The Board of Directors believes that if the Incentive Plan is not approved, the Company’s ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting the Company’s compensation program and impairing the Company’s ability to recruit and retain key employees.

Due to of the importance of this proposal, we are sending this reminder notice to all holders who are still unvoted and urge you to vote your proxy immediately.  Our shareholders have the ability to vote over the internet or telephone and we urge you to do so now to save the company further expense.  Instructions on how to vote over the phone or internet are enclosed in this package.

Your shares cannot be represented at the Annual Meeting with respect to Proposal #2 unless you either sign and return the enclosed voting form or vote by telephone or over the internet.

If you sign and return the enclosed proxy form without indicating a choice of “for”, “against” or “abstain”, your shares will be voted as recommended by your Board of Directors.  To ensure your shares are counted at the annual meeting we urge you to vote today.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC at 800-607-0088.

Regards,

/s/ Paul E. Martin

Paul E. Martin
Secretary